UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2013 (December 30, 2013)

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 30, 2013, Mitchell C. Hochberg was appointed by the board of directors of the Lightstone Value Plus Real Estate Investment Trust II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) as its President and Chief Operating Officer. In connection with the appointment of Mr. Hochberg, effective December 30, 2013, Peyton Owen resigned from his position as President of the Registrant.

Mr. Hochberg joined the Lightstone Group, our Sponsor, in August of 2012 and currently also serves as president of the Lightstone Group. Mr. Hochberg has more than 30 years of experience in real estate development and operations for residential, hospitality, commercial, gaming and mixed use properties. Previously, Mr. Hochberg was founder of Spectrum Communities and served as its president and CEO for more than 20 years. After selling Spectrum in 2004, he served as president and COO of Ian Schrager Company. Mr. Hochberg received his law degree as a Harlan Fiske Stone Scholar from Columbia University School of Law. He graduated magna cum laude from New York University College of Business and Public Administration with a Bachelor of Science degree in accounting and finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: December 31, 2013	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer